UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                  November 13, 2020

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Explanatory Note

On November 17, 2020, Solitron Devices, Inc. filed a Current Report on Form 8-K (the "Original Form 8-K"). The Original Form 8-K inadvertently furnished disclosure under Item 7.01 that related to a completed financial period. This Amendment No. 1 on Form 8-K/A furnishes such disclosure under Item 2.02 instead of under Item 7.01 as previously reported and makes some additional disclosures, primarily related to forward-looking statements. Except as stated in the Explanatory Note, no other information contained in the Original Form 8-K is being amended, updated or otherwise revised.

Section 2 – Financial Information

Item 2.02
Results of Operations and Financial Condition.

Solitron Devices, Inc. ("Solitron" or the "Company") is providing an update to the preliminary fiscal 2021 first half financials issued in its September 24, 2020 press release. For the first half of fiscal 2021 the Company expects to report net income of approximately $1 million. The expected net income includes an accrual of $200,000 for the bonuses awarded on November 13, 2020 as disclosed under Item 5.02 below.

This item of Form 8-K contains forward-looking statements that involve risks and uncertainties that could materially affect actual results, including statements regarding the Company’s expected net income for the first half of fiscal 2021. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K include, but are not limited to: (1) actual net income for fiscal year 2021; (2) the global impact of the pandemic outbreak of coronavirus (COVID-19) and its impact on our operations; and (3) other factors contained in the Company’s Securities and Exchange Commission filings, including its most recent Form 10-K, 10-Q and 8-K reports.

Section 5 – Corporate Governance and Management

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2020, the Company awarded Mr. Tim Eriksen, the Company’s Chief Executive Officer and Interim Chief Financial Officer a discretionary bonus of $50,000. Mr. Eriksen was given the option to receive half of the bonus in shares of common stock, which he elected to do. Based on the closing price of $3.26 per share, Mr. Eriksen received a grant of 7,669 shares of common stock that are immediately vested pursuant to the Plan and a cash bonus of $25,000.

On November 13, 2020, the Company awarded Mr. Mark Matson, the Company’s President and Chief Operating Officer a discretionary bonus of $100,000. Mr. Matson was given the option to receive half of the bonus in shares of common stock, which he elected to do. Based on the closing price of $3.26 per share, Mr. Matson received a grant of 15,337 shares of common stock that are immediately vested pursuant to the Plan and a cash bonus of $50,000.

Additionally, on November 13, 2020, the Company awarded each non-employee director a discretionary cash bonus of $12,000 in recognition of the significant work performed as members of the Board and Board committees and additional contributions and services provided to the Company. Otherwise, the annual fees for service as a non-employee Board member, Chairman of the Board, and Chairman of the Audit Committee, Compensation Committee and Nominating Committee remains the same pursuant to the non-employee director compensation program most recently updated in 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

Date: November 17, 2020	By:	/s/ Tim Eriksen
Tim Eriksen
Interim Chief Financial Officer